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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-43211) of our reports dated April 22, 1997, except for Notes 7 and 15 as to which the date is February 13, 1998, on our audit of the financial statements and financial statement schedule of CSK Auto Corporation for the year ended February 2, 1997. We also consent to the reference to our firm under the caption "Experts".

COOPERS & LYBRAND L.L.P.





Phoenix, Arizona

March 10, 1998